Exhibit 5.1

REEDER & SIMPSON P.C.

Attorneys-at-Law

RRE Commercial Center P.O. Box 601 Majuro, MH 96960, Marshall Islands Telephone: +692 625 3602 Fax: +692 625 3603 E-mail: dreeder@ntamar.net	Raymond E. Simpson 53-55 Akti Miaouli, 6th floor 185 36 Piraeus, Greece Telephone: +30 210 429 3323 Fax: +30 210 429 3309 E-mail: r.simpson@simpson.gr Mobile phone: +357 9775 0455

February 21, 2018

Navios Maritime Partners L.P.

Attention: Angeliki Frangou

7 Avenue de Grande Bretagne, Office 11B2

Monte Carlo, MC 98000 Monaco

Re:	Navios Maritime Partners L.P., a Marshall Islands limited partnership (the
“Partnership”)

Ladies and Gentlemen:

We are licensed to practice law in the Republic of the Marshall Islands (the “RMI”) and are members in good standing of the Bar of the RMI. We are acting as legal counsel in the RMI to the Partnership in connection with (i) the Partnership’s public offering (the “Offering”) of 18,422,000 of its common units representing limited partnership interests (the “Securities”), (ii) the Placement Agency Agreement, dated February 13, 2018 (the “Placement Agency Agreement”), between the Partnership, Navios GP L.L.C., a Marshall Islands limited liability company, Navios Maritime Operating L.L.C., a Marshall Islands limited liability company, and Fearnley Securities, Inc., on behalf of itself, S. Goldman Advisors LLC, and Fearnley Securities AS (collectively, the “Placement Agents”) and (iii) the registration statement (File No. 333-215529), including the prospectus of the Company, dated May 5, 2017, as supplemented by a preliminary prospectus supplement, dated February 13, 2018, with respect to the offering of the Securities (as amended and supplemented from time to time, the “Registration Statement”), the prospectus of the Company, dated May 5, 2017, contained in the Registration Statement (the “Base Prospectus”), the preliminary prospectus supplement, dated February 13, 2018, relating to the Common Units (the “Preliminary Prospectus Supplement”) (the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, being hereinafter collectively referred to as the “Preliminary Prospectus”), and the final prospectus supplement, dated February 13, 2018, relating to the offering of the Common Units (the “Final Prospectus Supplement”) (the Base Prospectus, as supplemented by the Final Prospectus Supplement, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Prospectus”). This opinion is furnished to the Placement Agents pursuant to Section 3(e) of the Placement Agency Agreement at the request of the Company. Except as otherwise provided herein, capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Placement Agency Agreement.

This opinion has been prepared for use in connection with the filing by the Partnership of a Current Report on Form 6-K, to be filed on or about the date hereof, which will be incorporated by reference into the Registration Statement and the Prospectus.

In connection with this opinion, we have examined such documents as may be required to issue this opinion including the Partnership’s operational documentation and certain resolutions adopted by the Partnership’s Board of Directors relating to the offering of the Securities and such other documents or records of the proceedings of the Partnership as we have deemed relevant, and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that the Securities are duly authorized and, when issued and delivered to and paid for by the investors in the Offering in accordance with the terms of their respective subscription agreements, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the Limited Partnership laws of the Republic of the Marshall Islands, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the laws of the Republic of the Marshall Islands.

We have relied as to certain matters on information obtained from public officials, officers of the Partnership, and other sources believed by us to be responsible.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the above described Current Report on Form 6-K and its incorporation by reference into the Registration Statement, and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

[Signature page follows]

Very truly yours,

Reeder & Simpson P.C.

By:	/s/ Reeder & Simpson P.C.

Signature Page to Exhibit 5.1 Opinion